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                          [Stone & Webster Letterhead]
                                                                    Exhibit 23.1



Ladies and Gentlemen:

         We consent to the use of our AES Eastern Energy. L.P. Independent Technical Review Report dated May 12, 1999 (the "Report") in the Prospectus (including any amendments or supplements thereto) relating to the offering of
(a) 9.00% Pass Through Certificates, Series 1999-A and (b) 9.67% Pass Through Certificates, Series 1999-B of AES Eastern Energy, L.P. ("AES Eastern") constituting part of the registration statement on Form S-4 of AES Eastern (the "Prospectus"). In addition, we consent to the inclusion of (a) the summary of the Report, (b) the conclusions regarding financial projections and (c) the references to the life extension program, all contained in the Prospectus.

         We also hereby consent to the reference to us as experts under the heading "Experts" in the Prospectus.

                                                     STONE & WEBSTER Management
                                                     Consultants, Inc.

                                                     By:
                                                     Name:  K.H. Applewhite, Jr.
                                                            Vice President


January 21, 2000